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                                                                      EXHIBIT 15

November 3, 2000




Securities Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We are aware that our report dated November 3, 2000 on our review of interim financial information of Visteon Corporation (the "Company") as of and for the period ended September 30, 2000 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-3 (No. 333-40034) and Form S-8 (Nos. 333-39756, 333-39758, and 333-40202).


Very truly yours,



PricewaterhouseCoopers LLP